Exhibit 10.1
[***] Portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Seattle Seahawks
Amended Sponsorship Agreement
     This Sponsorship Agreement (the “Agreement”), which takes effect on July 15, 2009 and supersedes the Sponsorship Agreement dated July 1, 2007 (the “Effective Date”) and continues through June 30, 2012, is made among the following parties:
•	JONES SODA CO., a Washington corporation (“Jones”);

•	FOOTBALL NORTHWEST, LLC d/b/a Seattle Seahawks, a Washington limited liability corporation (the “Team”), which owns and operates the Seattle Seahawks, a National Football League team; and

•	FIRST & GOAL, INC., a Washington corporation (“FGI”), which operates Qwest Field and Events Center (“Facility”).
The term “FNW/FGI” refers to Team and FGI, collectively. For other defined terms below, see Exhibit A.
Background
Subject to the terms and conditions of this Agreement, Jones wishes to obtain exclusive Beverage availability, advertising and promotional rights for products marketed under Marks owned by or licensed to Jones in connection with the Team and the Facility. FNW/FGI wishes to have Jones as a sponsor for the Team and the Facility. Jones’s rights under this Agreement apply to all pre-season, regular season, and post-season Team games and activities, as well as to all other events and activities held at the Facility.
Terms and Conditions
1.	Beverage Rights
FNW/FGI grants Jones the following Beverage availability rights and Beverage merchandising rights:
1.1	Beverage Availability. Except as provided by Section 1.3, only Jones Beverages can be sold, dispensed, or served at the Facility. All Jones Beverages, sold, dispensed, or served at the Facility must be bought from Jones, either directly or with a bottler or distributor acting as Jones’s agent. FNW/FGI will supply cups and lids and carbon dioxide. FNW/FGI will determine, in consultation with Jones and FNW/FGI’s concessionaire, the Jones Beverages to be sold at the Facility, and the package forms and volume sizes for those Jones Beverages. FNW/FGI will make Jones Beverages available for sale at the

Facility in all package forms determined in good faith by Jones and FNW/FGI, through hawking, carts, kiosks, vending machines and any other means determined by FNW/FGI and approved by Jones. If Jones decides to offer a souvenir cup containing Seahawks and Jones Marks, both parties shall agree on the size and graphics on the cup and said souvenir cup expense, including design, manufacture and delivery, will be at Jones sole expense. Jones will be responsible for the cost of labor and materials to retrofit fountain dispensers as set forth on Exhibit H attached hereto, as well as providing coolers to store Jones Beverages at the points of sale indicated on Exhibit H.

The bottle pricing and fountain pricing to be charged to FNW/FGI in connection with Jones distribution activities above shall be reviewed each year by the parties to determine if an adjustment is necessary using factors such as pricing offered to similar customers purchasing under similar volumes and retention of profit margins. In the event that other Jones Beverages are sold at the Facility pursuant to the terms of this Agreement, the price for each such Jones Beverage shall be agreed upon by the parties, which price will be reviewed each year after the initial year of sales.

1.2	Beverage Merchandising. Jones has the right to merchandise Jones Beverages at the Facility, including without limitation the following specific rights:
(A)	Point-of-Sale Advertising. Jones identified materials promoting Jones Beverages at the point of sale (e.g., concession stands, food service & dining locations) must be clearly visible to the purchasing public and must be displayed in a manner and location mutually agreed upon by FNW/FGI and Jones.

(B)	Concession and Menuboard Advertising. Marks of Jones Beverages must be prominently listed on all menuboards in all food and refreshment outlets (e.g., concession stands and food service areas) as mutually agreed upon by FNW/FGI and Jones. If the Facility’s menuboards have photo translites, FNW/FGI will ensure that advertising provided by Jones and depicting Jones Beverages appears in at least one translite in each menuboard at FNW/FGI’s sole expense.

(C)	Approved Packaging. All Beverages served, sold, or dispensed at the Facility must be done so in Jones’s packaging or in cups designed or approved in writing by Jones and FNW/FGI. Jones has the right to develop a souvenir bottle. Such souvenir bottle may contain a joint Jones/Team logo, as may be mutually agreed by the parties hereto.

(D)	Alternate Distribution. FNW/FGI will sell Beverages using Jones trademarked and provided materials, such as hawking trays, kiosks, themed mobile/push carts and themed umbrellas, as mutually agreed upon between Jones and FNW/FGI and at Jones’ sole expense.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(E)	FNW/FGI Cooperation. FNW/FGI must use its best efforts to promote the sale, distribution, and pervasive availability at the Facility of Jones Beverages, through the use of mobile carts, kiosks and other reasonable methods.
1.3	Permitted Exceptions for Other Beverages. FNW/FGI or FNW/FGI’s concessionaire may serve, sell or dispense on premises: (i) milk based Beverages, branded or unbranded; (ii) branded or unbranded fresh brewed hot tea; (iii) branded cocktail juices served with liquor or intended to be mixed with liquor at the Facility; (iv) branded or unbranded juices and/or fresh squeezed juices and lemonades served at catered events at the Facility; (v) unbranded or branded fresh brewed hot coffee or cold coffee beverages; (vi) branded or unbranded energy drinks and (vii) branded or unbranded bottled water, which may be marketed with the Team Marks and/or the Facility Marks.

2.	Sponsorship and Trademark Rights
FNW/FGI grants Jones the following sponsorship and trademark rights throughout the term of the Agreement:
2.1	General Sponsorship Designation. Jones may promote, both in the Facility and outside the Facility, the fact that Jones is a sponsor of Team and the Facility and that Jones Beverages are available at the Facility. This promotion may occur in advertising (including television, radio, internet, print and all other media), on packaging (including bottles and containers), and at the point of sale of any Jones Beverages. FNW/FGI will cooperate with Jones in conducting promotional activities — both in the Facility and outside it — designed to promote Jones’s rights with respect to Team, the Team and Facility Marks, and the Facility.

2.2	Licenses to Use Team and Facility Marks.
(A)	License to Use Team Marks. Subject to Team’s approval rights in Section 4.2, Team grants Jones a license to use the Team Marks [***] for the purposes of promoting Jones Beverages, in any Jones designated advertising or promotional activities or materials, including, without limitation, on Jones Beverage packaging, point-of-sale, and electronic, print, internet or other media. The parties agree that the license granted by Team to Jones under this Section 2.2(A) will be exclusive with respect to Beverages, other than as set forth in Section 1.4 regarding energy drinks for 2007.

(B)	License to Use Facility Marks. Subject to FGI’s approval rights in Section 4.2, FGI grants Jones a license to use the Facility Marks [***] for the purposes of promoting Jones Beverages, in any advertising or promotional activities or materials, including, without limitation, on Jones Beverage packaging, point-of-sale, and electronic, print, internet or other media. The parties agree that the license granted by FGI to Jones under this Section 2.2(B) will be exclusive with respect to Beverages.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(C)	What the Licenses Allow. Each license gives Jones the right to use the licensed Marks in advertising and promotions relating to Jones Beverages, including, without limitation, with Jones’s distributors and customers by displaying the licensed Marks with Jones’s customers’ trademarks, logos and branded products in or on all advertising, promotional and packaging materials or activities, so long as the licensed Marks appear with Jones’s Marks, and Jones’s distributors and customers are not depicted as sponsors of Team or the Facility unless they are in fact sponsors of Team or the Facility, as applicable.

Jones’s customer use rights under this Agreement apply to Jones’s customers in all channels of trade, including, without limitation, the following: (i) grocery stores; (ii) mass merchandise stores; (iii) convenience stores; (iv) oil and gas/petroleum stores; (v) quick serve restaurants (“QSR”) and (vi) casual dining restaurants. Notwithstanding the foregoing, if Team has a sponsor in the above listed channels, Jones agrees to bring any proposed customer-specific promotion in such channels to such Team sponsor prior to offering such proposed promotion to other customers in such channels; provided that such requirement shall not apply under any circumstances to channel-wide promotions in any retail channel. For example, Jones may run a promotion with all grocery stores in the region, including a Team sponsor, without first offering the promotion exclusively to the Team sponsor.

Because they are included in the sponsorship Fees, the parties agree that no separate royalty or license fee will be charged to Jones or its customers for using the licensed Marks in the above manner. Each license applies to all preseason, regular-season, and postseason activities, as well as to special events.
3.	Other Promotional and Advertising Rights
FNW/FGI grants Jones the following promotional and advertising rights throughout the term of the Agreement:
3.1	Specific Promotional Rights. FNW/FGI grants Jones the right to promote Jones Beverages with respect to Team, the Facility, and the Team Marks and the Facility Marks. FNW/FGI must use its best efforts to support Jones’s promotional activities under this Agreement.

At Jones’s request, each year, FNW/FGI and Jones will engage in promotional activities in order to establish and promote Jones’s sponsorship association with Team, the Facility, the Team Marks, and the Facility Marks. Jones also has the right to conduct the specific promotions set forth in Exhibit B.

3.2	Bottle and Packaging Customization. FNW/FGI and Jones agree that Jones has the right to customize bottles with Team Marks, which shall be mutually acceptable to both parties. FNW/FGI and Jones have the right to create and promote Jones bottle campaigns using Seahawks players in accordance with the NFL Players Association guidelines.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[***] will work with [***] to [***] in [***] at [***] in each Contract Year. If [***] desires to engage in promotions in any Contract Year such that the [***] of [***] exceed [***], [***] will be responsible for payment of such [***].
3.3	Signage for Products. Jones is entitled to have permanent signage in the Facility for Jones Beverages, as described in Exhibit C. The initial production and installation costs of such signage will be paid by FNW/FGI. Any changes or modifications to such signage will be paid by Jones. Jones will specify the advertising message and graphics for its signage. All other aspects of the design, construction, and general appearance of the signage must meet Jones’s reasonable specifications.

During the Term, the Facility may be host to up to three (3) Special Events (as defined below) each Agreement Year as provided below, wherein a competitor of Jones may present an event being held in the Facility, or place temporary advertising for Competitive Products on the stage. The total number of days in any Agreement Year in which a competitor’s signage, advertising, or trademark displays for Competitive Products is displayed at Special Events in the Facility shall not exceed ten (10) days. Notwithstanding the foregoing, any professional or college team playing its home games at the Facility other than the Seahawks shall have the ability to obtain a beverage sponsor other than Jones and engage in temporary (event only) sponsorship at the Facility for the home games, including, but not limited to uniforms, field signage, LED signage, public address announcements, programs and video boards.

The parties agree that FNW/FGI shall not be in breach of any obligation hereunder as a result of hosting the events referred to in the preceding paragraph, provided, however, that (i) Jones’s Beverage advertising and availability rights as provided herein shall not be otherwise affected during such Special Events, (ii) Competitive Product signage will not be permitted, except temporary signage during the Special Events, and (iii) no give-aways or premium items at the Special Event shall bear Competitive Product trademarks.

“Special Event” shall mean and be limited to events — which may be multi-day events — that (a) are not football- or baseball-related events (including post-season play and bowl games), (b) are not produced by FNW/FGI or any affiliate of FNW/FGI, and (c) are part of a multi-market pre-sponsored touring show which is sponsored by a manufacturer, licensee or distributor of a Competitive Product and for which advertising rights of a Competitive Product are mandated in a master agreement between such sponsor and the athletes or artists or promoter of the event.

3.4	No Obstruction of Signage. Jones’s signage in the Facility must not be blocked by FNW/FGI or any third party, except for any Major Event(s) held at the Facility wherein covering or not displaying signage is a prerequisite for hosting the Major Event(s). Major Event(s) is hereby defined as World Cup or International soccer matches, major political conventions, Super Bowls, NFL Draft or events of a similar magnitude that are not regularly scheduled at the Facility.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5	Obligation to Maintain Signage. FNW/FGI will install and maintain all materials and lighting used for the signage described in Exhibit C, and the structures supporting the signage. FNW/FGI will repair any malfunction, damage, or destruction to the signage or supporting structures within a commercially reasonable period. All installation, maintenance and repair will be at FNW/FGI’s expense, except that Jones will pay the cost of installing any replacement signage used to modify Jones’s initial advertising message or graphics.

3.6	Media. Team will provide Jones with media advertising rights as described in Exhibit E. Jones has the right to use the media in association with its customers and/or in association with Team promotions

3.7	Sampling. Jones has the right to carry out unlimited sampling activities in and around the Facility at Seahawks home games during first season of agreement (in subsequent years twelve (12) sampling activities in and around the Facility), provided that the sampling sizes shall be limited to two (2) oz. or less for Seahawks or other FGI events. Sample size restrictions will be lifted for other sampling activities in conjunction with other non-Seahawks events. FNW/FGI reserves the right to approve any and all sampling activities prior to execution.

3.8	Tickets and Hospitality Rights. In each Agreement Year, Team will provide Jones, free of charge, except as stated with regard to playoffs, with the types and quantities of tickets and other entertainment rights described in Exhibit D, and Jones and Team shall enter into a Suite License in the form set forth as Exhibit G.

4.	Cooperation and Approvals

4.1	General Cooperation. FNW/FGI will cooperate in good faith with Jones in conducting activities to promote Jones’s sponsorship association with Team, the Facility, and the Team and Facility Marks.

4.2	Team and FGI Approval Rights.
(A)	Promotions. Team and FGI have the right to approve in advance the following, as applicable: (1) the concept for any promotional activity with respect to Team or the Facility; and (2) any materials that display any Team Marks or any Facility Marks, but Jones has the right to use the Designations without Team’s prior approval.

(B)	Deemed Approval. If Team or FGI, as applicable, does not respond to a written submission for approval within ten (10) working days after receiving it, then Jones may send notice to Team or FGI, as applicable, that Jones has not received a response. If Team or FGI, as applicable, still does not respond within forty-eight (48) hours of that second notice, Jones is entitled to treat the submission as approved.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(C)	Withholding Approval. Unless otherwise specifically provided for herein, Team and FGI will not unreasonably withhold approval of a submission. Withholding approval is considered unreasonable unless it is based on:
(1)	Team’s or FGI’s, as applicable, reasonable determination that the Team Marks or the Facility Marks have been used incorrectly in a technical sense (such as improper color or other trademark nonconformity); or

(2)	Team’s or FGI’s, as applicable, reasonable determination that Jones’s proposed promotional activity or use of the Team Marks or the Facility Marks would, in the eyes of the Facility’s patrons or the Team’s fans, reflect negatively on Team or the Facility.
For example, Team and FGI agree that it is unreasonable to withhold approval of a submission that includes one of Jones’s customers or its Marks, solely because that customer is not also a sponsor of Team or the Facility, or because that customer operates in a trade channel where Team or the Facility already has an exclusive or other sponsor.
5.	Exclusive Association; No Competitive Beverages
Each of the rights and licenses granted to Jones under this Agreement is exclusive with respect to Beverages. To protect this exclusivity, FNW/FGI makes the covenants listed below. FNW/FGI agrees that Jones has the right to assert remedies for any breach of these covenants, regardless of whether the breach results from the actions of a third party not under FNW/FGI’s control. The covenants are as follows:
5.1	No Competitive Products at Facility. Except as permitted by Section 1.3, FNW/FGI must ensure that no Competitive Products are sold, dispensed, served, or sampled anywhere at the Facility.

5.2	No Competing Trademark Visibility. FNW/FGI must not grant any form of trademark visibility or promotional or advertising rights to Competitive Products except for the coffee, energy drink or water categories as described in Section 1.3. FNW/FGI must ensure that there is no association or appearance of an association between Team, the Facility, the Team Marks, or the Facility Marks and Competitive Products.

5.3	No Promotion or Advertising of Competitive Products. Except as permitted by Section 1.3, FNW/FGI must ensure that no permanent or temporary advertising, signage, or trademark visibility for Competitive Products is displayed at the Facility or in connection with the Team.

5.4	No Competitive Use of the Team Marks or the Facility Marks. FNW/FGI must not grant any advertising or promotional rights — including use of the Team Marks or the Facility Marks — to third parties (such as Broadcasters) in a way that permits those third
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

parties to use those rights in association with Competitive Products, except for the coffee, energy drink, or water categories as described in Section 1.3. But Broadcasters may sell in-game spot advertising for Competitive Products, so long as the spots do not display or refer to the Team Marks or the Facility Marks or otherwise associate the Team, the Facility, or the Team or Facility Marks with Competitive Products through on-air mentions or on-screen images or text.

5.5	No FNW/FGI Association with Competitive Products. FNW/FGI must prevent any Team player from using the Team Marks or the Facility Marks — including Team uniforms — to sponsor or endorse Competitive Products, with the exception of those rights granted to Gatorade or other isotonic sports drink brand in agreement with the NFL, now or in the future or the coffee, energy drink or water categories as described in Section 1.3, which may include Team trademark use, product use by Team players and coaches and sideline activation.

5.6	No Third-Party Beverage Promotions. FNW/FGI must not grant any third party the right to conduct promotions involving Beverages or Beverage containers, including promotions that relate primarily to non-Beverage items but involve a Beverage — on a branded or unbranded basis This provision applies even if a third party promotion involves a Jones Beverage, unless Jones participates in the promotion.
6. League Rules. Jones recognizes that Team operates under League Rules. If any League Rules or applications of the League Rules adversely affect Jones’ rights under this Agreement such as, by way of example only, creating an association between Competitive Products and Team, the Facility or the Team Marks, Jones and Team will negotiate in good faith for a reduction in the sponsorship Fees for the remaining portion of the term of this Agreement to reflect Jones’ lost value. If within thirty (30) days the parties have not agreed on the amount of this reduction, the parties shall submit the matter to binding arbitration pursuant to Section 14, including the right to request and be granted termination. Team will promptly notify Jones of any NFL action that would reasonably be expected to adversely affect Jones’s rights or create an association between Competitive Products and Team, the Facility, the Team Marks, or the Facility Marks.
7. Sponsorship Fees. In exchange for the exclusive rights and granted under this Agreement, Jones agrees to pay FNW/FGI the sponsorship Fees described below:

Agreement Year 2009-2010	[***]
Agreement Year 2010-2011	[***]
Agreement Year 2011-2012	[***]
7.1	Fee Payment. The sponsorship Fees will be paid in four (4) equal monthly installments due September 1, November 1, February 1 and May 1 of each Agreement Year.

7.2	Royalty Payment. Jones shall distributes specialty packs containing Team Marks including a preseason pack, tailgate pack and playoff pack (“Packs”) in retail channels,
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and on the “My Jones” feature on its website. In addition, Jones may create and distribute a football themed specialty pack at a national level (“Generic Packs”).
7.3	Team Sales. Jones shall provide Team with Packs as requested [***] for sale at the Seahawks Pro Shop or on Seahawks.com.

8.	Equipment

8.1	Loan of Equipment. During the term of the Agreement, Jones will loan FNW/FGI, [***], the following equipment:
(A)	Refrigeration units in the types and amounts FNW/FGI determines is reasonably necessary to serve attendees at the Facility; and

(B)	Pre and post-mix soft drink dispensing equipment in the types and amounts FNW/FGI determines is reasonable to serve attendees at the Facility; and

(C)	Any additional post-mix dispensing equipment reasonably needed to replace defective or worn-out equipment or to equip new Facility locations mutually agreed to by Jones and FNW/FGI.
Jones is under no obligation to supply any equipment for frozen Beverages, ice makers or water filters. Jones is also under no obligation to supply any fixtures which, once installed, will become a permanent part of the Facility. The equipment provided by Jones will at all times remain the property of Jones, and is subject to the terms and conditions of the lease agreement attached in Exhibit F, except that [***] will be charged.
8.2	FNW/FGI’s Equipment Obligations. With respect to the equipment described in this section, FNW/FGI will:
(A)	upon the owner’s request, execute UCC financing statements or other documents evidencing proper ownership of the equipment;

(B)	refrain from removing equipment from the Facility unless FNW/FGI receives prior written consent from the equipment’s owner;

(C)	refrain from encumbering the equipment or permit any attachment to it, unless authorized to do so by the equipment’s owner in writing; and

(D)	reimburse the owner for any loss of or damage to the equipment, except for reasonable wear and tear.
8.3 Installation Costs. Jones shall be responsible for labor and installation of Equipment at Facility, including any costs associated with relocating utilities connections.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4 Service of Equipment. Jones will provide FNW/FGI with maintenance and service for the pre and post-mix equipment as well as the refrigeration units.
9. First Right of Renewal. Team will present Jones with a written proposal to renew and/or extend these promotional rights on or before September 1, 2011. Jones shall have [***] that shall [***] from [***] to accept renewal and/or extension. FNW/FGI agrees not to negotiate with any other beverage company prior to the expiration of the [***]. After the [***], Jones’ first right of refusal will also expire and FNW/FGI shall be free to negotiate a new agreement with another beverage company. In the event that Jones’ business changed materially during the term of this Agreement (i.e., Jones’ core business is no longer the sale of beverages), FNW/FGI is not obligated to provide Jones with an extension proposal and this Section 9 will not be operative. For avoidance of doubt, a change in ownership of Jones alone shall not constitute a material change in Jones’ business.
10.	Representations, Warranties, and Covenants

10.1	By FNW/FGI. Each of Team and FGI, solely as to itself, represents, warrants, and covenants to Jones the following:
(A)	Authority. It has full power and authority to enter into this Agreement and to grant Jones the rights described in it.

(B)	Binding Obligation. It has obtained all necessary approvals for its execution, delivery, and performance of this Agreement. It has duly executed and delivered this Agreement, which is now its binding legal obligation.

(C)	Right to License Marks. It has the exclusive right to license the Team Marks and the Facility Marks, as applicable, subject only to the League’s right to license the Team Marks when used collectively with all other NFL team marks, as of the Effective Date of this Agreement.

(D)	No Conflicting Agreements.
(1)	It has not entered into — and during this Agreement’s term will not enter into — either of the following:
(a)	any agreement that would prevent it from complying with this Agreement; or

(b)	any agreement granting rights that are inconsistent with the rights granted to Jones under this Agreement.
(2)	It will require third parties (possible examples include concessionaires, third-party food-service operators, vending companies, licensing agents and Broadcasters) to comply with the relevant provisions of this Agreement.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2	By Jones. Jones, solely as to itself, represents, warrants, and covenants to FNW/FGI the following:
(A)	Authority. It has the full power and authority to enter into this Agreement.

(B)	Binding Obligation. It has obtained all necessary approvals for its execution, delivery, and performance of this Agreement. It has duly executed and delivered this Agreement, which is now its binding legal obligation.

(C)	No Conflicting Agreements. It has not entered into — and during this Agreement’s term will not enter into — any other agreement that would prevent it from complying with this Agreement.
11.	Termination and Remedies
This Agreement takes effect as of July 15, 2009 and continues through June 30, 2012, but may be terminated earlier and/or the sponsorship Fees may be adjusted under the following circumstances:
11.1	FNW/FGI Termination Rights. In addition to other legal and equitable remedies, FNW/FGI may terminate this Agreement if any of the following events occur:
(A)	If Jones Doesn’t Pay. FNW/FGI may terminate if Jones fails to make any payment to FNW/FGI under this Agreement, and if this default continues for thirty (30) days after Jones receives written notice of default. But FNW/FGI may not terminate if Jones’s failure to pay is due to FNW/FGI’s failure to materially perform, any loss of Jones’s rights or a bona fide dispute between the parties.

(B)	If Jones Breaches. FNW/FGI may terminate if Jones breaches any other material term of this Agreement and Jones fails to cure the breach within thirty (30) days of receiving written notice of the breach; provided, however, that if the breach cannot be cured in such 30-day period, Jones shall have up to an additional thirty (30) days (or a total of 60 days) to cure the breach so long as Jones initiates action to effect such cure within the original 30-day period and diligently pursues such cure.

(C)	If Jones Becomes Insolvent or Bankrupt.
(1)	FNW/FGI may terminate on thirty (30) days written notice if Jones does any of the following:
(a)	becomes unable to pay its liabilities when due;

(b)	makes an assignment for the benefit of creditors;

(c)	files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent;
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	has a receiver appointed for any portion of its business or property; or

(e)	has a trustee in bankruptcy or trustee in insolvency appointed for it under federal or state law.
(D)	FNW/FGI Opt Out. FGI/FNW may terminate this Amended Agreement at the end of 2009 season by giving written notice to Jones no later than June 30, 2010.
11.2	Jones’s Termination Rights. In addition to other legal and equitable remedies, Jones may terminate this Agreement if any of the following events occur:
(A)	If FNW/FGI Breaches. Jones may terminate if FNW or FGI breaches any material term or condition of this Agreement and fails to cure the breach within thirty (30) days of receiving written notice of the breach; provided, however, that if the breach cannot be cured in such 30-day period, FNW or FGI, as applicable, shall have up to an additional thirty (30) days (or a total of 60 days) to cure the breach so long as FNW or FGI, as applicable, initiates action to effect such cure within the original 30-day period and diligently pursues such cure.. The covenants contained in Section 5 above are material terms and conditions of this Agreement. It shall not be considered a breach by FNW/FGI if Team does not play all its scheduled regular season home games at the Facility unless said failure to play scheduled regular season home games lasts for longer than a forty-five day period, whether or not the failure to play is due to a cause beyond Team’s control (such as a strike or other work stoppage).
(B)	If FNW/FGI Becomes Insolvent or Bankrupt. Jones may terminate if Team or FGI does any of the following:
(1)	becomes unable to pay its liabilities when due;

(2)	makes an assignment for the benefit of creditors;

(3)	files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent;

(4)	has a receiver appointed for any portion of its business or property; or

(5)	has a trustee in bankruptcy or trustee in insolvency appointed for it under federal or state law.
(C)	If Games Aren’t Played. Jones may terminate if Team permanently moves its home games to a venue other than the Facility.

(D)	Written Notice Required. Jones must give thirty (30) days written notice when exercising any of its termination rights under Sections 11.2(A), (C) or (D).
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3	Allocation of Sponsorship Fees.
(A)	Allocation of Fees. The sponsorship Fees for each Agreement Year will be allocated equally among the total number of regular-season home games scheduled to be played by the Team during such Agreement Year.
12. Indemnification. FNW/FGI agrees to defend, indemnify and hold Jones; its officers, directors, employees and agents harmless from and against all claims, suits, liabilities, costs and expenses, including reasonable attorney costs and fees, for injury to, including death of, persons (whether they be third persons or employees of either of the parties hereto) or any loss of or damage to property in any manner arising from or relating to the rights conveyed and obligations assumed herein or the negligence or intentional misconduct or FNW/FGI, or either them or their officers, employees, or agents, with the understanding that this obligation shall not apply to, and Jones agrees to defend, indemnify and hold FNW/FGI and its officers, directors, employees and agents harmless from and against, all losses, claims, suits, demands, actions, liabilities, costs and expenses, including reasonable attorney costs and fees, for injury to, including death of, persons (whether they be third persons or employees of either of the parties hereto) or any loss of or damage to property in any manner arising from the content of any advertising copy supplied by Jones or the negligence or intentional misconduct of Jones or its officers, employees or agents.
13. Confidentiality. Each of the parties deems the provisions of this Agreement to be confidential and proprietary in nature (“Confidential Information”). FNW/FGI and Jones each agree that the terms of this Agreement will be kept confidential and will not be disclosed in any manner whatsoever, in whole or in part, by either party without the prior written consent of the other party; provided, however, that the existence and contents of this Agreement may be disclosed as required by applicable securities laws and regulations. No confidentiality obligations will apply to any portion of the Confidential Information which (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient or its representatives; (b) is required to be disclosed under operation of law (provided discloser is given prompt written notice of such requirement); or (c) is disclosed by recipient with discloser’s prior written consent. Moreover, each party agrees to disclose the terms of this Agreement only to its respective officers, employees, agents and representatives who need to know of such terms and who agree to be bound by the confidentiality terms of this Paragraph. Each party shall be responsible for any breach of this Paragraph by its respective officers, employees, agents and representatives. The terms of this Paragraph shall survive the expiration or termination of this Agreement for whatever reason for a period of three (3) years after such expiration or termination. Notwithstanding the foregoing, FNW/FGI may disclose the terms of this Agreement to lenders, legal counsel, and financial advisors. Additionally, Confidential Information shall include Jones’ trade secrets, product formulations, specifications, processes and standards, marketing, sales, financial, technical and operational information.
14. Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, but not limited to a claim based on or arising from an alleged tort will, at the request of any party be determined by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et. seq.) under the auspices and rules of the American Arbitration
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Association (“AAA”). The AAA will be instructed by either or both parties to prepare a list of judges who have retired from the Superior Court of the State of Washington, a higher Washington court or any federal court. Within ten (10) days of receipt of this list, each party may strike one name from the list. The AAA will then appoint an arbitrator from the name(s) remaining on the list. The arbitration will be conducted from Seattle, Washington. Any controversy in interpretation or enforcement of this provision or whether a dispute is arbitrable, will be determined by the arbitrators. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of an ancillary remedy, does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.
15.	Miscellaneous Provisions

15.1	Entire Agreement. The Agreement represents the entire agreement between the parties pertaining to the subject matter of this Agreement and all prior discussions and negotiations are incorporated into this document.

15.2	Modification. This Agreement can be modified or changed only by a written instrument signed by all parties.

15.3	Retained Rights. This Agreement does not give any party any interest in or the right to use the Mark of another party except as specifically authorized in this Agreement. Even if use of a party’s Marks is specifically authorized, the Marks remain solely that party’s property, and no joint ownership can arise because of the other party’s use under this Agreement. This Agreement does not make any party the agent of another party, nor does it create any partnership or joint venture between FNW/FGI and Jones.

15.4	FNW/FGI’s Insurance Obligations. FNW/FGI will maintain sufficient insurance to adequately protect the parties’ respective interests and in accordance with good business practices customary in its business. Upon request, FNW/FGI will provide proof of the required insurance.

15.5	Release, Discharge, or Waiver. A party’s release, discharge, or waiver of any of this Agreement’s terms or conditions is effective only if in writing and signed by that party. A party’s specific waiver does not constitute a waiver by that party of any earlier, concurrent or later breach or default. No waiver occurs if a party either fails to insist on strict performance of this Agreement’s terms or pays or accepts money under this Agreement with knowledge of a breach.

15.6	Severability. If any portion of this Agreement is severed — that is, held indefinite, invalid, or otherwise unenforceable — the rest of this Agreement continues in full force. But if the severance of a provision affects a party’s rights, the severance does not deprive that party of its available remedies, including the right to terminate this Agreement.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.7	Sale/Assignment. Because this Agreement is for rights unique to Jones and FNW/FGI, neither party may assign any of its rights or obligations without prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required in the event Jones enters into an agreement to sell more than fifty percent (50%) of its assets to a third party which sale incorporates the rights and obligations of this Agreement. All of the rights and obligations of each of the parties is binding on such parties successors and permitted assigns.

15.8	Survival. A party’s obligation (if any) to maintain confidentiality and to provide refunds, indemnification and rights of first negotiation and refusal survives the expiration or termination of this Agreement.

15.9	Notice. Any notice or other communication under this Agreement must be in writing and must be sent by registered mail or by an overnight courier service (such as Federal Express) that provides a confirming receipt. A copy of the notice must be sent by fax when the notice is sent by mail or courier. Notice is considered duly given when it is properly addressed and deposited (postage prepaid) in the mail or delivered to the courier. Unless otherwise designated by the parties, notice must be sent to the following addresses:

Notice to Jones.
Jones Soda Co.
234 9th Ave N.
Seattle, WA 98109
Attention: Joth Ricci, CEO
Fax: (206) 624-6857
Notice to Team.
The Seattle Seahawks
12 Seahawks Way,
Renton, WA 98056
Attention: Ron Jenkins
Fax: (425) 203-8151
Notice to FGI.
First & Goal, Inc.
800 Occidental Avenue, Suite 200
Seattle, Washington 98134
Attention: Susan Darrington
Fax: (206) 381-7557
15.10	Counterparts. This Agreement may be executed in two or more counterparts.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.11	Headings. All headings are for reference purposes only and must not affect the interpretation of this Agreement. All references to “days” in this Agreement mean calendar days, unless working days are expressly stated.

15.12	Exhibits. All exhibits are fully incorporated into this Agreement.

15.13	Governing Law. This Agreement is governed by and must be interpreted under Washington law, without regard to its choice-of-law provisions.
In witness whereof, the parties have executed this Agreement intending to be fully bound by its terms and conditions.

JONES SODA CO		FOOTBALL NORTHWEST, LLC d/b/a Seattle Seahawks

By:	/s/ Jonathan J. Ricci	By:	/s/ Ron Jenkins

	Joth Ricci CEO		Ron Jenkins Vice President Corporate Partnerships

FIRST & GOAL, INC.

		By:	/s/ Susan Darrington

Susan Darrington VP/Facility General Manager
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Definitions
“Affiliate” means, as to any entity, any other entity which is controlled by, controls, or is under common control with that entity. The term “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.
“Agreement Year” means each twelve (12) month period beginning with the Effective Date of this Agreement and ending on each subsequent anniversary thereof except for the final year, which shall be eight (8) months.
“Beverages” means all nonalcoholic beverages of any kind or form, including, without limitation, carbonated and noncarbonated soft drinks (including “new age” beverages), teas and tea drinks, ready-to-drink coffee and coffee drinks, frozen carbonated and noncarbonated beverages, and milk and milk-based products. “Beverages” do not include alcoholic beverages, non-alcoholic beer or non-alcoholic wine, and unbranded juices prepared at the Facility.
“Jones Beverage” means any Beverage marketed under trademarks, trade names, service marks, logos, or brand names owned or controlled by or licensed for the use of Jones.
“Competitive Product” means (1) any Beverage that is not a Jones Beverage; and (2) any product — whether or not a Beverage — marketed under Beverage trademarks that are not Jones Beverages trademarks, or any associated or related trademarks.
“Designations” means the “Official Beverage Sponsor (e.g., soft drink, , tea) of the Team” or “Official” or “Exclusive” Beverage Sponsor (e.g., soft drink, , tea) of the Facility.
“Facility” means all areas of Qwest Field, including but not limited to, all associated buildings and grounds associated with the stadium (including parking lots), dining areas, concession areas, branded and unbranded food service outlets, private clubs, press rooms, skyboxes, stadium suites, and vending areas at the Facility, as well as the Qwest Field Event Center and WaMu Theater and Seahawks headquarters. “Facility” does not include players’ benches and locker rooms, or the first floor training level of the Seahawks headquarters.
“League” means the National Football League, National Football League Properties, Inc., and all Affiliates of the same.
“League Rules” mean the Constitution, By-Laws, rulings, orders, and agreements of the League or the Commissioner of the National Football League, as they exist on the effective date of this Agreement and as they may be modified, amended, or entered into in good faith during the Term.
“Mark” means — with respect to any party — any trademark, trade name, service mark, design, logo, slogan, symbol, mascot, character, identification, or other proprietary design now or in the
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

future owned, licensed, or otherwise controlled by that party (which, except in the case of Marks owned by Jones, “control” may be subject to League Rules). The term “Team Marks” means the Team’s Marks, and must be interpreted to include all Marks associated with Team. The term “Facility Marks” means the Facility’s Marks, and must be interpreted to include all Marks associated with the Facility. Examples of Team Marks include: the Designations; the Team’s name, uniforms, logos, emblems, and colors; and local marks associated with Team (such as fan-club marks). Examples of Facility Marks include: the Facility name and logo.
“Sponsorship Fee” means any fee paid by Jones to Team under this Agreement.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B
Promotions and Merchandise
Entitlement of “Jones Soda Seahawks Kick-Off Week Celebration” (Entitlement of event for every year of contract as long as event is taking place). Seahawks to provide the following promotional support to promote “Seahawks Kickoff Week presented by Jones Soda”:
•	Kickoff Week will receive a [***] on the [***] during promotional period, [***] will [***] to a [***] to provide [***] regarding Kickoff Week.

•	[***] will provide [***] to promote and recap the Kickoff Week activities in the form of [***]. [***] will include [***] and [***] as the [***] of Kickoff Week

•	A minimum of [***] during [***] on [***]

•	A minimum of [***] during [***] on [***]

•	A minimum of [***] during [***] with [***] and [***] without [***]

•	[***] at the [***] and [***] to promote Kickoff Week.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Jones Soda Day @ Qwest Field - One (1) Game Day Promotion for the first Seahawks regular season home opener
In-Stadium
•	[***] on [***] on the [***] approximately [***] prior to [***].

•	[***] with [***] in [***] of the sponsored Game Day, a total of [***].
Radio
•	[***] during the [***] on sponsored Game Day

•	[***] during the [***] on sponsored Game Day

•	[***] during the [***] on sponsored Game Day
Print
•	[***] and [***] featured in the [***] of [***].

•	[***] on the [***] of [***] for [***].
Website
•	Advertiser logo ID and promotional message located on the Seahawks.com website, promoting Gameday Sponsorship.

•	Links to Jones website for customized labels
Hospitality
•	One (1) single game suite for eighteen (18) people

•	[***] for [***]

•	[***] of [***], taken prior to kick-off
Vendor Program
Jones will be given retail placement in the QFC Vendor Program (“Program”) at no charge for so long as the Program is in effect during the term of this Amended Agreement. Jones shall not have water or tea category for the Program.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C
Signage Specifications
Each Agreement Year, Jones is entitled to the following permanent signage:
•	One (1) 42’ x 12’ tri-vision panel on the North tower scoreboard.

•	One (1) in stadium LED rotation per Seahawks home game.

•	One (1) 28’ x 4’ backlit interior Qwest Field Event Center panel.

•	One (1) 2’ x 2’ Qwest Field Event Center exterior sign.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D
Advertising, Tickets and Hospitality
1.	Opportunity to [***] to [***] prior to [***]. [***] and to be mutually agreed upon.

2.	[***] Club season tickets.

3.	For the 2009 season, Jones to receive one (1) suite with capacity for eighteen (18) at Qwest Field for one (1) pre-season game and four (4) regular season games (dates to be mutually agreed upon) and subject to the terms and conditions set out in the Suite License Agreement attached hereto as Exhibit G.

4.	[***] tickets to each WaMu Theater public event

5.	[***] use of [***] and [***] [***] per year.
Playoffs. In the event the Team advances to the playoffs, Jones will be [***] of the tickets for each round of the playoffs.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E
Media
Seahawks Network Radio
1.	[***] per [***]. Total of [***].

2.	[***] per [***]. Total of [***].

3.	[***] and [***] per [***]. Total of [***].

4.	[***] per [***]. Total of [***].
[***]: [***]; plus another [***] and [***] require incremental [***].
Seahawks Television
1.	[***] in the [***] that are [***] and said [***] will be allocated to the [***] on a pro rata basis, for example, if there are [***] and [***], there will be [***].
Seahawks.com
1.	[***] throughout the [***] on a [***] in the following [***]: [***].

2.	[***] sent to [***]. Specific dates TBD and to be mutually agreed upon.

3.	[***] sent to [***]. Specific dates TBD and to be mutually agreed upon.

4.	[***] to [***] for [***].
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F
Loaned Equipment Agreement
This Loaned Equipment Agreement (“Agreement”) dated effective July 1, 2009 is entered into by and between Jones Soda Co., a Washington corporation (“Jones”); Football Northwest, LLC d/b/a Seattle Seahawks, a Washington limited liability company (the “Team”), which owns and operates the Seattle Seahawks, a National Football League team; and First & Goal, Inc., a Washington corporation (“FGI”), which operates Qwest Field and Events Center (“Facility”). The term “FNW/FGI” refers to Team and FGI, collectively.
1. The parties have entered into a Sponsorship Agreement of even date. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Sponsorship Agreement.
2. Pursuant to the Sponsorship Agreement, FNW/FGI has granted certain rights to Jones to sell Jones Beverages at the Facility, and Jones has agreed to provide certain equipment, as more fully described in Exhibit A to this Agreement, (the “Equipment”) for the sole and exclusive purpose of storing and delivering Jones Beverages.
3. Title to the Equipment shall at all times remain in Jones. Jones agrees to permit FNW/FGI to retain exclusive use and control of the Equipment at the Facility for the term of the Sponsorship Agreement solely for the use contemplated herein and in the Sponsorship Agreement.
4. FNW/FGI shall not sell or display any Beverages or other products of any kind other than Jones Beverages in connection with the Equipment, or alter or modify any product identification or ownership information on or in the Equipment.
5. FNW/FGI will supply all electrical service as may be necessary to operate the Equipment. FNW/FGI will keep the Equipment clean and in first-class condition as to appearance. FNW/FGI shall use reasonable care in the operation of the Equipment, and shall follow all instructions for care as may be provided by Jones or the Equipment manufacturer. Extension cords shall not be used in connection with the operation of any Equipment without the express consent of Jones.
6. FNW/FGI will promptly notify Jones in the event any repair or service is required and Jones will provide the same. Jones shall be responsible for all maintenance and repairs to the Equipment and will provide such services from time to time as necessary. In the event that the Equipment cannot be repaired at the Facility, Jones may in its discretion provide replacement Equipment. Neither Jones nor its service agent shall be responsible for any delays in repairing or replacing any Equipment. Routine cleaning shall be the responsibility of FNW/FGI. FNW/FGI will take all reasonable steps to protect the Equipment from damage and loss of any kind while it is in FNW/FGI’s possession. In the event accelerated maintenance, repair, or replacement of any
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Equipment is necessary due to the fault of FNW/FGI, its food service contractor, or any third party while at the Facility, then Jones shall have the right to bill back to FNW/FGI the cost for such maintenance, repair, or replacement.
7. FNW/FGI shall not move the Equipment from the Facility. Upon request, FNW/FGI shall execute such documents as may be necessary or convenient to establish and give notice of Jones’ ownership of the Equipment. FNW/FGI shall not permit or cause any lien of any kind to be placed upon the Equipment or grant any security interest therein. In the event of bankruptcy, insolvency, receivership, change of control or breach of a material provision of this agreement, the cooler will continue to remain the property of Jones.
8. Upon termination or expiration of the Sponsorship Agreement, all of the Equipment shall be returned to Jones, free of any damage by FNW/FGI, its food service contractor, or any third party, ordinary wear and tear excepted.
9. Sections 12 through 15 of the Sponsorship Agreement are incorporated by this reference as though fully set forth herein, mutatis mutandi.

JONES SODA CO		FOOTBALL NORTHWEST, LLC d/b/a Seattle Seahawks

By:		By:
	President & CEO		Ron Jenkins Vice President Corporate Partnerships

FIRST & GOAL, INC.

By:
Susan Darrington VP/Facility General Manager

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit G
SEATTLE SEAHAWKS
SUITE LICENSE
Suite Designation: Club Level
Suite No.: 27
Seahawks Account No.: 3805408
     This Suite License (the “License”) is dated this            day of July  , 2009, by and between FOOTBALL NORTHWEST LLC, a Washington Limited Liability Company, d/b/a the SEATTLE SEAHAWKS (the “Team”), with offices at 800 Occidental Avenue South, Suite #200, Seattle, Washington 98134, and the person or entity identified as “Licensee” in Section 1(a) hereto.
BACKGROUND
     A. The Team is the owner of the National Football League (“NFL”) franchise for Seattle, Washington, and plays under the name of the Seattle Seahawks.
     B. FIRST & GOAL INC. (“FGI”), an affiliate of the Team, under a series of agreements with the Washington State Public Stadium Authority, has developed a state-of-the-art outdoor football and soccer stadium (the “Stadium”) and adjacent indoor exhibition hall and associated parking facilities (all such facilities and the adjacent properties together being the “Stadium and Exhibition Center”) as the Team’s home facility.
     C. FGI also operates the Stadium. For purposes of this License, in certain circumstances the “Team” shall be deemed to include FGI.
     D. The Stadium currently includes approximately 113 private viewing suites (“Private Suites”), the access to which is generally prohibited to general admissions ticket holders.
     E. As used herein, the following terms shall have the following meanings:
          i “Home Games” means all home games of the Team played in the Stadium by the Team, comprised of every Preseason Home Game, Regular Season Home Game and Playoff Home Game.
          ii “Preseason Home Game” means any Home Game other than a Regular Season or Playoff Home Game.
          iii “Regular Season Home Game” means a Home Game scheduled by the NFL as part of the Team’s regular NFL playing season.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          iv “Playoff Home Game” means any post-Regular Season Home Game for which the Team qualified by reason of its Regular Season record, which is related to the determination of the NFL Conference Champion. Playoff Home Games do not include the Super Bowl (League Championship game).
          v “NFL Season” is a single NFL playing season which includes the Team’s Preseason Home Games, Regular Season Home Games and Playoff Home Games.
AGREEMENT
     In consideration of the mutual covenants and agreements set forth in this License, the Team and Licensee hereby agree:
     Licensee Information.
     Licensee:

Licensee’s Name:	Jones Soda Co.
Contact Person:	Joth Ricci

Address:	234 Ninth Avenue N
Seattle, WA 98109

Phone No:	206.624.3357
Fax No:	206.624.6857
E-mail:
     Suite Designation:
Suite Designation: Club Level            Suite No.: 27
Suite Capacity: 18 (comprised of seating capacity for 12 persons in upholstered chair seats and 6 persons in bar stool-type seating, facing the playing field, (or disabled person equivalent)).
     Term:
The Term described in Section 3 is for one (1) License Year.
     [***] Fee:
[***] is included in the [***] set forth in [***].
     Security Deposit:
     The Security Deposit described in Section 14 is [***].
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Parking:
     This Suite is entitled to parking passes for parking 6 vehicles in the Private Suites Parking Area for each Home Game as described in Section 6(d).
     Suite Inspection:
     Licensee inspected the Suite described in Section b. above on _________, 2007.
     Grant of License; Suite. Subject to the terms and conditions set forth in this License, the Team hereby grants to Licensee: (a) a license to use of one of the Private Suites designated as described in Section 1(b) (the “Suite”) for the purpose of viewing one (1) preseason and four (4) regular season Team Home Games during each NFL Season during the Term of this License.;.
     The Suite is located generally as shown in the diagram attached hereto as Exhibit A. The Suite will be generally configured and furnished as the Suite inspected by Licensee on the date shown in Section 1(g). However, it is understood by the parties that the Stadium or the Suite may be in the design and construction phase, and that the location and design details of the Suite, including its amenities, furniture, fixtures and equipment contained therein, may change as a result of subsequent design changes to the Stadium or Suite, and no such change shall affect the parties’ rights and obligations hereunder. Neither the Suite inspected on the date shown in Section 1(g), Exhibit A, or Exhibit B to this License, nor any promotional or marketing materials shown or given to Licensee shall constitute either an express or implied warranty with respect to the Suite.
     Term of License. The term of this License (the “Term”) shall commence the later of (x) July 15, 2009, , (the “Commencement Date”), and shall expire on midnight of the 31st day of May of the final License Year of the Term described in Section 1(c) hereto. A “License Year” is the period from June 1 of one calendar year (or the Commencement Date in the case of the First License Year) to May 31 of the following calendar year. The License applies to each of the Home Games during the NFL Season occurring during each License Year.
     License Fee.
          Licensee shall pay to the Team an annual license fee (the “License Fee”) comprised of [***], , plus [***], in the [***] of the [***] of the [***] established by the NFL for each such [***] during that NFL Season [***] the [***] of the [***], for each possible [***] playable that [***], as determined by the Team. Notwithstanding the foregoing, Jones is entitled to [***] of the [***] in the [***] for any [***].
          The [***] is due and payable in advance of any [***] at such dates and for such number of [***] as determined by the Team. In the event the number of [***] actually played by the Team in that NFL Season is less than the number of [***] determined by the
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Team for that NFL Season, the excess paid shall be applied as a credit to the [***] for the next License Year, if applicable, or if not applicable, shall be refunded to Licensee.
          In addition to the annual License Fee, Licensee shall pay any insurance premiums required pursuant to this License, and any applicable sales, use, excise and admissions taxes and governmental assessments imposed on or with respect to the Suite and/or admission tickets provided or sold to Licensee hereunder. Any License Fee or other monetary obligation under this License not paid within ten (10) days of the date due shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid. In addition, in the event Licensee shall fail to pay the Playoff Tickets Fee, or any other monetary obligation due under this License within ten (10) days after notice of non-payment from the Team, Licensee shall pay a late fee equal to four percent (4%) of the amount due.
          In the event that the Suite is not completed and available for occupancy for any Regular Season Home Game during any part of the 2009-2011 NFL Season (or, if the Suite is not available, a reasonably comparable or better Private Suite is not temporarily made available to Licensee), the [***] shall be reduced for that License Year in proportion to the fraction computed by subtracting from the number one (1) another fraction (x) the numerator of which is the number of Regular Season Home Games played by the Team during that NFL Season for which the Suite (or equivalent) is available, and (y) the denominator of which is the number of Regular Season Home Games originally scheduled for that NFL Season, and the amount of such reduction shall be applied first, to the [***] for the 2009-2011 NFL Season, if any, and second, as a credit to the [***] for the next License Year. For purposes of this Section, the [***] will be deemed to be [***]. (By way of example, if eight Regular Season Home Games are scheduled but only seven are played, the reduction is in proportion to a fraction equal to [1 — 7/8], i.e., equal to 0.125 of the [***].)
     Admission Tickets; Opportunity to Purchase Tickets to Certain Other Events. Only individuals holding tickets designated as “Suite Tickets” for a particular scheduled game or event will be admitted to the Suite during that game or event.
          So long as Licensee is not in default hereunder, during each NFL Season during the Term of this License, the Team shall provide to Licensee the number of admission tickets to the Stadium and Suite equal to the Suite Capacity as described in Section 1(b) for access to the Stadium and the Suite for one (1) TBD preseason game and four (4) TBD regular season home Games.
     Services and Other Benefits Provided With the Suite.
          Food and Beverages. Food and beverage services shall be provided by a caterer or caterers licensed by the Team at Licensee’s expense. Licensee shall pay on a timely basis all charges and expenses for catering, including applicable taxes, incurred by Licensee in connection with the use of the Suite by Licensee and Licensee’s invitees. No food or beverages other than those purchased from such licensed caterer or caterers may be brought into or be prepared or consumed in the Suite.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          Repairs and Maintenance by the Team. The Team will be responsible for ordinary repairs and maintenance to the interior and exterior of the Suite (including ordinary cleaning, sweeping, vacuuming, trash removal and dusting). The Team reserves the right to charge Licensee for, and Licensee shall pay, the costs and expenses of what the Team reasonably considers to be extraordinary repairs, maintenance, replacements or cleaning of the Suite which may be incurred as a result of any act or omission of Licensee.
          Utilities; Telephone Service. Heating and air conditioning (in the interior portion of the Suite), electricity and hot and cold running water will be furnished to the Suite at no cost to Licensee. An indoor telephone and telephone jack will be included in the initial furnishings provided for the Suite. In no event shall the Team be liable for any damages by reason of any interruption in any of the foregoing utility services.
          Parking. Licensee shall receive, at no additional cost, for each Home Game the number of parking passes (each entitling the holder to park one vehicle) as set forth in Section 1(f) for parking within the “Private Suites Parking Area.” To be eligible to park in such Private Suites Parking Area, the vehicle must conform to reasonable requirements of the Team as to size, including height. Such parking shall be available beginning a reasonable period of time preceding each Home Game through a reasonable period of time following the conclusion of such Home Game. Such periods, and such other rules governing parking, shall be determined from time-to-time by the Team.
     Furnishings, Decor and Alterations.
          At the commencement of Licensee’s use of the Suite hereunder, the Suite shall be furnished and equipped with the standard amenities, furniture, fixtures and equipment as set forth in Exhibit B. At Licensee’s option, the Team shall affix an exterior (i.e. at the doorway in the access hallway) nameplate to the Suite identifying Licensee which shall be of a design and nature approved by the Team to ensure uniformity, which approval may be withheld in its sole discretion.
          Licensee may not make any changes, including but not limited to structural changes, to the exterior, of the Suite under any circumstance. Licensee may make changes, alterations or additions in the interior of the Suite or the amenities, furniture, fixtures or equipment therein, but only with the prior written approval of the Team. The Team may withhold such approval in its sole discretion. In order to be considered for approval by the Team, any proposed changes, alterations or additions must be (i) in good taste and consistent with the overall quality of the Suite and the standards of design, quality, style and appearance of the Private Suites generally, (ii) undertaken and completed during periods of time when the Private Suites and the Stadium are not in use as determined by the Team, (iii) completed at Licensee’s sole cost and expense, leaving the property free of any liens, (iv) completed in a good and workmanlike manner, and (v) in compliance with applicable permits, authorization, building and zoning laws and all other laws and ordinances and other legal requirements that may apply. Any fixtures or materials incorporated in or attached to the Suite by Licensee shall become the property of the Team (and/or the owner of the Stadium) unless Licensee has received the Team’s written consent or direction to remove them before
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the expiration of the Term, in which case Licensee shall restore the Suite to its original condition. Licensee, at its sole cost and expense, may hang and install a limited number of works of art in the Suite, provided that the Team has previously consented in writing to such works of arts and the method and location of installation and removal. Licensee shall bear the entire risk, and the Team shall have no liability or obligation whatsoever, with respect to any changes, alterations or additions to, or any works of art installed in, or any of Licensee’s personal property (which for purposes of this Section includes personal property of any of Licensee’s invitees or agents), brought into, the Suite by Licensee (including without limitation obligations related to security, loss, damage, maintenance, repair or replacement), and Licensee acknowledges that there may be third-parties who will have access to and use of the Suite during the Term. Notwithstanding the Team’s approval, none of the changes, alterations or additions to, or any works of art installed in, or any of Licensee’s personal property brought into, the Suite by Licensee may be visible from the Stadium seating bowl or the playing field, or may interfere in any way with any spectator’s viewing and enjoyment of any Home Game or other event, either from inside or outside the Suite. None of the changes, alterations or additions to, or any works of art installed in, or any of Licensee’s personal property brought into, the Suite by Licensee shall be in the nature of any commercial or political advertising or promotion.
     Use and Enjoyment. Licensee and Licensee’s invitees (e.g., guests) shall be entitled to use the Suite at times for which appropriate tickets for admission to the Suite have been obtained and the Stadium is intended to be open for use by the general public, and on non-event days during normal business hours with the prior consent of the Team. Licensee and Licensee’s invitees shall be bound by and shall observe the terms and conditions upon which tickets for admission to the Stadium have been issued by the Team or the sponsor or promoter of each event including, without limitation, (i) any policies, rules or regulations which may be created by the Team from time-to-time with regard to the use of the Suites, and (ii) the policies adopted by the promoter of such events from time-to-time with respect to the cancellation or postponement of the event.
     For reasons including the protection of Licensee and invitees of Licensee, the Team retains the right to control access to all of the Private Suites at the Stadium. Licensee acknowledges that this License is merely a license permitting Licensee limited access to the Suite for certain events scheduled at the Stadium. Access to the Private Suite Level shall be allowed only to persons holding appropriate tickets or passes. The Suite shall be provided with a lock system, although the Team shall have no obligation to provide security for the Private Suites, and shall have no liability related to security.
     This License provides Licensee only with the right and privilege to use and enjoy the Suite in the manner set forth herein, and except as pertains to the special right and privilege to so use and enjoy the Suite, this License does not confer upon Licensee or Licensee’s invitees any greater or lesser rights and privileges with respect to admission to the Stadium than afforded to other holders of tickets for admission to the Stadium.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     To the extent the Suite is not utilized by Licensee for any event described in Section 5(b)(iv), the Suite may be utilized by others as allowed by the Team. Licensee has no exclusive possessory interest in the Suite.
     Covenants of Licensee. Licensee covenants as follows:
          Good Repair. Except for ordinary wear and tear, Licensee shall keep and maintain the Suite in good repair, order and condition at all times, and Licensee will reimburse the Team for the repair of any damage caused to the Suite or the Team’s property in the Suite by Licensee or any of its invitees. Any damage caused by persons other than Licensee or any of its invitees shall be the responsibility of and shall be repaired by the Team or the manager of the Stadium.
          Compliance with Laws, Rules and Regulations; Alcoholic Beverages. Licensee shall abide by, and shall notify and require its invitees to abide by, all applicable public laws, regulations and ordinances, by governing orders, and by such policies, rules and regulations as the Team or the manager of the Stadium shall establish from time-to-time concerning the use and occupancy of the Suite, the Stadium and Exhibition Center generally, and the Private Suites Parking Area, including drinking alcohol responsibly. Any policies, rules and regulations established by the Team or the manager of the Stadium with respect to the use and occupancy of the Suite, the Stadium and Exhibition Center generally, and the Private Suites Parking Area, by Licensee and its invitees shall be enacted on a uniform basis and shall apply equally to all holders of Private Suites.
     Licensee and its invitees shall at all times maintain proper decorum while using the Suite. Licensee shall be responsible for its actions as well as those of its invitees, including, but not limited to, actions arising from the consumption of alcoholic beverages. Should Licensee or any of its invitees create a disturbance or cause objects to be thrown or dropped from the Suite, in addition to its other remedies, the Team shall have the right to eject the parties responsible for such action, or all the persons in the Suite, from the Stadium, and after a second such occurrence during the Term, to exercise any of the Team’s rights upon default in accordance with the provisions of Section 11 of this License.
          Reproduction and Transmission of Event. Neither Licensee nor any of its invitees shall film, photograph, record or transmit from the Suite or any other portion of the Stadium all or any portion of any Home Game or other event, or any description thereof, by any means (including without limitation radio, television, or internet broadcasting), whether broadcast “live” or by means of film or tape.
          Advertising. Neither Licensee nor any of its invitees shall attach in any fashion or otherwise display any signs, banners, notices or advertisements on the exterior or the interior of the Suite, other than those approved in advance by the Team in its sole discretion.
     Default. In the event Licensee fails to pay when due any amounts to be paid by Licensee pursuant to this License or otherwise defaults in the performance or observation of its duties and obligations under this License, and Licensee shall fail to cure same within ten
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(10) days after notice from the Team, such event shall be deemed to be an “Event of Default” hereunder. Upon the occurrence of an Event of Default, the Team, at its option, without further notice or demand to Licensee, may, in addition to all other rights and remedies provided in this License or available at law or in equity, elect one or more of the following remedies:
          Terminate this License and Licensee’s right to use and enjoy the Suite, and recover all damages to which the Team is entitled under law, specifically including but not without limitation, all of the Team’s expenses of re-licensing the Suite (including, without limitation, concessions to new licensees, repairs, alterations, commissions, and legal fees). If the Team elects to terminate this License, every obligation of the parties shall cease as of the date of such termination, except that Licensee shall remain liable for payment of the License Fee, performance of all other terms and conditions of this License to the date of termination, and performance of all other terms and conditions of this License which expressly survive termination hereof;
          Terminate Licensee’s right to use and enjoy the Suite without terminating this License, in which event the Team may, but shall not be obligated to, re-license the Suite, or any part thereof, for the account of Licensee, for such License fee and term and upon such other conditions as are acceptable to the Team. For purpose of each re-licensing, the Team is authorized to redecorate, repair, alter and improve the Suite to the extent necessary in the Team’s reasonable discretion. Until the Team re-licenses the Suite, Licensee shall remain obligated to pay the License Fee to the Team as provided in this License. If and when the Suite is re-licensed and if a sufficient sum is not realized from such re-licensing after payment of all of the Team’s expenses of re-licensing (including, without limitation, concessions to new licenses, repairs, alterations, commissions and legal fees) to satisfy the payment of the License Fee due under this License, Licensee shall pay the Team any such deficiency upon demand. The Team shall use reasonable efforts to re-license the right to the use and enjoyment of the Suite to another party; provided, however, that if there are any other Private Suites in the Stadium available to be licensed, the Team may give priority to licensing such other Private Suites. The Team may demand arbitration pursuant Section 17(g) to recover any sums due the Team under this Section 11(b) from time-to-time and that award of any amount due the Team shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of the Team;
          Declare the entire amount of the [***] for the remaining portion of the Term of this License to be immediately due and payable, and recover from Licensee the net present value of the remaining License Fee payments due from Licensee until the expiration date of this License, discounted at a rate of five percent (5%) per annum; and
          In addition to the foregoing, re-enter and repossess the Suite and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary, and the Team shall have no liability by reason of any such re-entry, repossession or removal.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     If the Team retakes possession of the Suite pursuant to this Section 11, with or without terminating this License, the Team may, at its option, remove Licensee’s alterations, signs, personal property, equipment and other evidences of Licensee’s use of the Suite, and store them at Licensee’s risk and expense or dispose of them as the Team may see fit, and take and hold possession of the Suite. In addition, any tickets previously issued to Licensee shall be invalid (whether or not any may appear to be “honored” by any ticket-taker or other representative of the Team, e.g., even if an invalid ticket is presented at the Stadium and not rejected and access to the Stadium or Suite is obtained) and any holder of any such invalid ticket who gains access to the Stadium or the Suite may be summarily ejected.
     The foregoing remedies of the Team shall not be to the exclusion of any other right or remedy set forth herein or otherwise available to the Team at law or in equity. The prevailing party in any litigation concerning the subject matter hereof shall be entitled to recover all attorneys’ fees and costs incurred, with or without suit and on appeal.
     No waiver by the Team of any default or breach by Licensee of its obligations hereunder shall be construed to be a waiver or release of any other subsequent default or breach by Licensee hereunder and no failure or delay by the Team in the exercise of any remedy provided for herein shall be construed a forfeiture or waiver thereof or of any other right or remedy available to the Team.
     Failure to Play Home Games.
     In the event the Team fails to play the number of Preseason and Regular Season Home Games scheduled during any NFL Season, or in the event such Preseason and Regular Season Home Games are scheduled and played but the Suite is not available to view such Home Games and a reasonably comparable or better Private Suite is not temporarily made available to Licensee, for any reason (including without limitation strike, lockout, adverse weather, act of god, damage or destruction of the Stadium or Suite, changes in NFL scheduling, or other changes required or allowed by the NFL), then Licensee’s sole and exclusive remedy shall be that the [***] payable hereunder shall be reduced. The reduction shall be in proportion to a fraction computed by subtracting from the number one (1) another fraction (x) the numerator of which is the number of Regular Season Home Games played by the Team during an NFL Season for which the Suite (or equivalent) is available, and (y) the denominator of which is the number of Regular Season Home Games originally scheduled for that NFL Season. (By way of example, if eight Regular Season Home Games are scheduled but only seven are played, the reduction is in proportion to a fraction equal to [1 — 7/8], i.e., equal to 0.125 of the [***].) Notwithstanding the failure to play the number of Regular Season Home Games originally scheduled for an NFL Season for any reason, except as provided below, this License shall remain in full force and effect during the period of any circumstance preventing the playing of any scheduled Preseason or Regular Season Home Game, unless the Team determines in good faith that such circumstance may be long term or permanent, in which case by giving of notice to Licensee this License shall terminate. Any such abatement of the [***] shall be computed annually and shall be applied as a credit to the [***] for that NFL Season, if any, and then as a credit to the [***] payable for the next License Year, if applicable, or if not applicable, shall be refunded to Licensee. Any game
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

which is rescheduled and played, without regard to the day, date, time, or the method or amount of notice of rescheduling given (but in any event notice is deemed adequate by announcement to the regular local sports press), is considered played for purposes of this License. The Team shall have no liability to Licensee under any circumstance on account of (a) any cancellation or other non-performance of any game or event other than a Home Game, or (b) any other deficiency in the conduct of any game or event including any Home Game. In the event that the Team shall permanently cease playing their Home Games at the Stadium for any reason, then the Team may terminate this License by written notice to Licensee without in any way incurring any liability to Licensee described above as a result of such termination, except for the obligations to return any remaining Security Deposit (subject to the provisions of Section 15) and to return any License Fee relating to originally scheduled Home Games not actually played in the Stadium (in accordance with the formula above).
     Right of Entry by the Team. The Team (including for purposes of this Section, its employees, agents and contractors, and public officers) shall have access to the Suite at any time (including during Home Games and other events) to the extent deemed necessary by the Team (a) for the performance of its obligations hereunder and for any and all purposes related thereto, (b) to investigate any suspected violations of the terms and conditions of this License, or (c) otherwise in connection with its interest in the Suite. Licensee shall not interfere with the Team’s right of access, including by installation of additional or changed locks or otherwise. At the instruction of the Team, Licensee shall immediately cease and desist from any activity the Team deems dangerous, in violation of the terms and conditions of this License, or objectionable (e.g., excessive consumption of alcoholic beverages), and failure to comply with such instruction shall be grounds for ejection from the Stadium.
     Disclaimer of Liability; Risk of Loss; Indemnification.
          For purposes of this Section:
               “Licensee Parties” include Licensee and its invitees, and their respective shareholders, members, partners, affiliates, directors, officers, employees, agents, contractors, licensees and invitees.
               “Team Parties” include Football Northwest LLC, First & Goal Inc., the Washington State Public Stadium Authority, the National Football League, other NFL teams, the Stadium concessionaire, other event sponsors, promoters and participants, the press, and their respective shareholders, members, partners, affiliates, directors, officers, employees, agents, contractors, licensees and invitees.
               “Indemnified Liabilities” include all liabilities, damages, losses, claims, demands, costs and expenses, including attorneys’ fees and litigation expenses, related to any personal injury, property damage, or economic loss, arising out of or in connection with the use or occupancy of the Suite, Stadium, or Stadium and Exhibition Center by any of the Licensee Parties, and/or the management of the Suite, Stadium or the Stadium and Exhibition Center, and/or the presentation of any game or other event by any of the Team Parties, resulting from any cause whatsoever, including but not limited to acts or
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

omissions of any of the Team Parties or of third-parties or of unknown parties (including any related to or caused by the conduct of, by any participant in, or by others in attendance at, any Home Game or other game or event held at the Stadium and Exhibition Center), whether arising prior to, during or subsequent to, the performance of any Home Game or other game or event, or by violation of the provisions of this License or of any applicable laws, rules, regulations or order of any governmental agency having jurisdiction.
          Neither the Team nor any of the other Team Parties shall be liable for any Indemnified Liability to Licensee or any of the other Licensee Parties, and Licensee, for itself and all other Licensee Parties, hereby assumes all risk related to Indemnified Liabilities, unless due to gross negligence or willful misconduct of the Team.
          Licensee, for itself and all other Licensee Parties, hereby releases the Team and all other Team Parties from every Indemnified Liability, and shall defend, indemnify and hold the Team and all other Team Parties harmless from and against every Indemnified Liability, unless due to gross negligence or willful misconduct of the Team.
          Licensee shall, at its sole cost and expense, obtain and keep in full force and effect at all times during the Term of this License, the following described insurance policies (“Policies”): (i) a Commercial General Liability insurance policy with an each occurrence limit of at least One Million Dollars ($1,000,000.00), a Fire Damage legal limit of at least Fifty Thousand Dollars ($50,000), and a Medical Expense limit of at least Five Thousand Dollars ($5,000) written on Insurance Service Office (ISO) Form CG 00 01 (07/98) (or its equivalent), for the performance by Licensee of the indemnity provisions of this License; and (ii) All Risk Property insurance covering any personal property, furniture or fixtures brought into or installed in or changes, alterations or additions made to the Suite by Licensee and any of the other Licensee Parties. Prior to the Commencement Date, Licensee shall deliver to the Team a certificate evidencing the issuance of such Policies. Licensee’s Policies and certificate evidencing such Policies shall (a) name Football Northwest LLC, First & Goal Inc., the Washington State Public Stadium Authority, and the NFL as additional insureds, (b) contain a provision by which the insurer agrees that the policy shall not be canceled except after 30 days written notice to the Team, (c) be issued by Insurance companies reasonably satisfactory to the Team which are qualified to do business in the State of Washington, and (d) provide that the insurers under the Policies waive subrogation. Any liability insurance carried or to be carried by Licensee shall be primary over any policy carried by the Team. Policy limits and coverages described in this Section shall be reviewed every three (3) years by the Team and adjusted, in its sole discretion, to reflect inflation or deflation, changes in coverage customarily required for similar risks and other relevant factors. If Licensee shall fail to obtain or maintain the required Policies, the Team may, at its option, obtain the Policies on Licensee’s behalf, using reasonable efforts to obtain such insurance at a reasonably competitive rate, and the cost of such insurance shall be immediately due and payable upon demand of the Team. The Team shall obtain property insurance for the Suite, but such insurance will not cover any personal property, furniture or fixtures brought into or installed in or changes, alterations or additions made to the Suite by Licensee or any of the other Licensee Parties. Neither this subsection nor any Policies shall limit Licensees obligations under this Section.
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     Security Deposit. [***]
     Miscellaneous.
          Surrender. Upon the expiration of the Term of this License or upon the earlier termination of this License, Licensee shall surrender possession of the Suite to the Team in the condition in which it was originally delivered to Licensee, except for normal wear and tear, and damage caused by casualty or force beyond control of Licensee or its invitees.
          Assignment by Licensee. Licensee may, upon prior notice to the Team, assign this License to any “affiliate” of Licensee, or any corporation or other entity which succeeds to all of the rights and obligations of Licensee as a result of merger, consolidation or other corporate reorganization. Any such assignment, however, shall not relieve Licensee of its obligations hereunder and Licensee shall thereupon remain equally liable with the assignee of this License for all of the obligations of the “Licensee” hereunder. Except as described in the immediately preceding two sentences, Licensee shall have no right to assign this License or sublicense, pledge or otherwise transfer or encumber the Suite or this License, or any of Licensee’s rights and obligations, hereunder without the prior written consent of the Team which consent may be withheld in its sole discretion. If amounts paid by Licensee hereunder are shared by any other person, firm, corporation or entity, the Team must be provided with notice of the name or names of persons, firms, corporations or other entities; provided, however, such notice shall not limit Licensee’s liability hereunder. Any attempted sale, assignment, sublicense, pledge, transfer or encumbrance in contravention of the foregoing shall be null and void and of no effect. For purposes hereof, an “affiliate” of Licensee shall be any person, firm or corporation which, directly or indirectly, controls, is controlled by, or is under common control with, Licensee (where “control” means ownership and control of in excess of fifty percent (50%) of the outstanding equity and voting interests).
          Assignment by the Team; Subordination. The Team may mortgage, pledge, assign or otherwise encumber the Suite, this License and/or the Security Deposit as security for financing the facilities operated by the Team in the Stadium or for other purposes of the Team, and that, in such event, this License and the rights and interests of Licensee hereunder shall be subject and subordinate thereto.
          Notices. All notices, demands and other communications between the parties required or appropriate hereunder shall be in writing and deemed received upon actual delivery or fax to the address set forth above for the Team and to the address/fax number set forth in Section 1(a) for Licensee, or to such other address/fax number as may be designated by either party, from time to time, in writing.
          Governing Law; Venue. This License governs rights to a suite located in King County, State of Washington and it shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any otherwise applicable principles of conflicts of law. Venue of any arbitration proceedings or court proceedings if permissible under Section 16(g) arising out of or relating to this License shall
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

lie exclusively in either arbitration forums or in the state or federal courts located in Seattle, Washington.
          Captions. The captions and titles of the sections and subsections in this License are for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.
          Dispute Resolution. Any dispute or claim that arises out of or relates to this License shall be submitted to non-binding mediation administered by the American Arbitration Association (“AAA”) under its then effective Commercial Mediation Rules, or to another mediator if the parties so agree. Thereafter, any unresolved dispute or claim arising out of or relating to this License shall be resolved by final and binding arbitration administered by the AAA, or another arbitrator if the parties so agree, in accordance with the AAA’s then effective Commercial Arbitration Rules. Notwithstanding the otherwise exclusive dispute resolution procedures set forth in this Section 16(g), the Team may, in its sole discretion, exercise any of its self-help remedies available by law or under this License, or file suit directly in court to seek injunctive relief against Licensee or to obtain relief under all applicable forcible entry and detainer statutes. The arbitrator(s) are directed to issue a final award no more than 90 days after the initial demand for arbitration, but any failure to timely issue a final award shall neither deprive the arbitrator(s) of jurisdiction nor invalidate a subsequent award.
          Attorneys’ Fees and Costs. The substantially prevailing party in any judicial or arbitration proceeding arising out of or relating to this License shall be reimbursed by the other party hereto for all costs, disbursements, expenses and attorneys’ fees (collectively, the “Costs”). Costs include, without limitation, all attorneys’ fees incurred in negotiations, mediations, arbitrations, trials, administrative proceedings, bankruptcy proceedings and any appeals from any such proceedings, as well as post-judgment collection efforts.
          Integration. This License, together with the Exhibits annexed hereto, contains the entire agreement of the parties with respect to the matters provided for herein, and shall supersede any written instrument or oral agreement previously made or entered into by the parties hereto. In particular, this License shall supersede the terms and conditions of any promotional or marketing materials shown or provided to Licensee in connection with the Suite.
     The following Exhibits are annexed hereto and made a part hereof:
(1)	Exhibit A — Diagram of the Stadium showing the approximate location of the Suite.

(2)	Exhibit B — Fixtures, Furnishings and Equipment of the Suite.
          Severability. If any term, covenant, or condition of this License or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this License or such other documents, or the application of such item, covenant, or condition to persons or circumstances other than those as to which it
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this License or such other documents shall be valid and shall be enforced to the fullest extent permitted by law.
          Successors and Assigns. This License, and all the terms and provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.
          Modifications in Writing. No amendment or modification to this License shall be effective unless in writing and signed by the party bound thereby.
          Joint and Several Liability. All of the persons or entities constituting Licensee shall be jointly and severally liable for all of the obligations of Licensee contained herein.
          Time of the Essence. Time shall be of the essence in the performance of the terms and conditions of this License.
     DATED as of the date above first written.

TEAM: Football Northwest LLC
By:
	Name:	Amy K. Sprangers
	Title:	Director of Suite Sales and Services

LICENSEE (Entity): Jones Soda Co.
By:
	Name:	Joth Ricci
	Title:	President & CEO
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
DIAGRAM OF PROPOSED LOCATION OF SUITE
[Attached following this page]
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H
Dispensers and Coolers

Existing
	Fountain	Single- Door
Location	Machines	Coolers

131	[***]	[***]
133	[***]	[***]
135	[***]	[***]
137	[***]	[***]
139	[***]	[***]

105	[***]	[***]
107	[***]	[***]
109	[***]	[***]

111	[***]	[***]

113	[***]	[***]
116	[***]	[***]
118	[***]	[***]

120	[***]	[***]
122	[***]	[***]
124	[***]	[***]
126	[***]	[***]

300	[***]	[***]
303	[***]	[***]

305	[***]	[***]
307	[***]	[***]
309	[***]	[***]
311	[***]	[***]
313	[***]	[***]
314	[***]	[***]
321	[***]	[***]
323	[***]	[***]
324	[***]	[***]
330	[***]	[***]
331	[***]	[***]
333	[***]	[***]
335	[***]	[***]

Existing
	Fountain	Single- Door
Location	Machines	Coolers

204	[***]	[***]
208	[***]	[***]
210	[***]	[***]
214	[***]	[***]
230	[***]	[***]
234	[***]	[***]
236	[***]	[***]
240	[***]	[***]
East Eye Bar	[***]
West Eye Bar	[***]
FSN Bar	[***]

Press Room	[***]

Portables	[***]

MISC 2-Door Merchandisers

FSN Lounge	[***]
Suite
Pantries	[***]
Warehouse	[***]
Vending	[***]
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

337	[***]	[***]
339	[***]	[***]
341	[***]	[***]
344	[***]	[***]
EX-HALL	[***]	[***]
[***] Indicates portions of this exhibit that have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.